UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 20, 2009, our Chief Financial Officer, Susan Liu resigned.

On August 20, 2009, our board of directors appointed a new Chief Financial Officer, Zibing Pan pursuant to an employment agreement dated August 20, 2009.  The appointment was effective August 20, 2009.    Mr. Pan’s nomination and compensation have been approved by the Company’s Nominating Committee and Compensation Committee respectively.

Mr. Pan, 41, is a Certified Public Accountant, certified by the Oklahoma State Board of Accountancy and member of American Institute of Certified Public Accountant (AICPA) and Oklahoma Society of Certified Public Accountants (OSCPA). Mr. Pan graduated with a Master of Business Administration from the University of Central Oklahoma in 1999. He obtained his Bachelor of Arts from Anhui University, China in 1988. Prior to joining to the Company, Mr. Pan was an audit manager with Eide Bailly CPAs & Business Advisors (“Eide Bailly”) at Oklahoma City office. Mr. Pan had been working at Eide Bailly since September 2005. While at Edie Bailly, he managed a team of professionals, providing audit and review services to both national and international clients. From September 1998 to September 2005, Mr. Pan was a statistical analyst and economist with the State of Oklahoma. He reviewed and compiled complex statistical data, and provided consultation to managers and administrators to aid in the development of appropriate assessment and evaluation mechanisms for programs and services. From 1994-1996, Mr. Pan worked as a loan project officer for Asian Development Bank (ADB) Loan Management Office in Anhui, China. He managed various ADB loan projects and assisted communication and translation between ADB and Chinese government.  From 1988 – 1994, Mr. Pan was an associate professor at Anhui University, China, teaching English language.

There is no family relationship between Mr. Pan and any of our other officers and directors. Mr. Pan is not a director of any company. Except for the employment agreement described below, Mr. Pan has not had any transaction with us since the beginning of our last fiscal year.

Mr. Pan’s compensation as our Chief Financial Officer is set forth in an employment agreement between Mr. Pan and us dated August 20, 2009.  Under that agreement,  Mr. Pan is to receive an annual salary of $100,000, and an additional $300 per month towards the payment of his medical, health and dental benefits, disability, accident and life insurance.

Additionally, Mr. Pan will be granted an option to purchase 30,000 shares of common stock of Company annually at an exercise price equivalent to the closing price per share of common stock on the date of the grant, which option shall vest in one-third installments over three years.

As an incentive to Mr. Pan, on completion of two (2) full years of service to the Company, the Company shall award him an additional option to purchase 40,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share of common stock on the date of the grant, which option shall vest in one-third installments over three years.

Item 8.01.	Other Events

On  August 20, 2009, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press Release, August 20, 2009, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.
Dated: August 20, 2009
	By:	/s/ Xiqun Yu
Name: Xiqun Yu
Title: Chief Executive Officer and President